UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

Sienna Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38155	27-3364627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30699 Russell Ranch Road, Suite 140

Westlake Village, CA 91362

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 629-2256

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02 Unregistered Sales of Equity Securities.

On December 22, 2017, Sienna Biopharmaceuticals, Inc. (the “Company”) issued an aggregate of 201,268 shares of its common stock (the “Shares”) pursuant to the terms of that certain Share Purchase Agreement, dated December 6, 2016 (the “Purchase Agreement”), by and among the Company and the former shareholders (the “Vendors”) of Creabilis plc, the Company’s direct wholly-owned subsidiary. The Shares were issued to the Vendors in satisfaction of the Company’s obligation under the Purchase Agreement to issue an aggregate of US$5.0 million in shares of common stock, less offsets totaling approximately US$339,372, which obligation was triggered upon the commencement of the Company’s additional Phase 2b clinical trial for SNA-120 in October 2017. The number of Shares issued to the Vendors was based on the volume weighted average price of the Company’s common stock over the 20-day trading period preceding the commencement of the trial. The issuance of the Shares represents the first contingent milestone payment that the Company has made to the Vendors as partial consideration for the Company’s acquisition of the entire share capital of Creabilis in December 2016 pursuant to the Purchase Agreement. Accordingly, the Shares were issued to the Vendors for no additional cash consideration.

The issuance of the Shares is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act. The Shares were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission or an applicable exemption from the registration requirements.

The foregoing description of the Purchase Agreement and the issuance of the Shares is qualified in its entirety by reference to the Purchase Agreement, which was filed as an exhibit to the Company’s registration statement on Form S-1 (File No. 333-219142) on July 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2017	Sienna Biopharmaceuticals, Inc. (Registrant)

	By:	/s/ Timothy K. Andrews
	Name:	Timothy K. Andrews
	Title:	General Counsel and Secretary